UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 104
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 12, 2011, Helix Wind, Corp. (the “Company”) received a notice from St. George Investments, LLC, a Illinois limited liability company (“St. George”) notifying the Company that defaults had occurred under the following Convertible Secured Promissory Notes made by the Company in favor of St. George (the “Notes”):
Date Of Note	Principal Amount of Note	Default

March 21, 2011	$1,176,347	Minimum share price/volume not met Failure be DWAC eligible
March 21, 2011	$1,430,441	Maintain minimum share price/volume not met Failure be DWAC eligible
July 1, 2011	$72,500	Minimum share price/volume not met
July 15, 2011	$72,500	Minimum share price/volume not met
August 1, 2011	$72,500	Minimum share price/volume not met
August 15, 2011	$72,500	Minimum share price/volume not met
July 28, 2011	$49,292	Minimum share price/volume not met

As a result of the defaults, the interest rate under the Notes was increased to 15%, and the amounts outstanding under the Notes was increased by 25%, and in the case of each of the March 21, 2011 Notes, was increased by another 25% as a result of the second defaults.

Reference is made to the Company’s Current Reports on Form 8-K that was filed with the SEC on March 23, 2011 and July 6, 2011 and the exhibits of that report, for a complete description of the terms and conditions of the Notes and related financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

Date: October 19, 2011	By:	/s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer